Exhibit 99.1
Annual Meeting – April 15, 2008 Gary Kolstad Chief Executive Officer CARBO is the world’s largest supplier of ceramic proppant, the world’s leading provider of fracture diagnostics technology and the provider of the world’s most popular fracture simulation software.

CARBO

Our Main Purpose: To improve production and recovery rates in oil and natural gas reservoirs by focusing on the hydraulic fracturing process and reservoir optimization.


Frac Conductivity
• Ceramic Proppant
Frac Design & Modeling
• FracproPT
Frac Diagnostics
• Surface Tilt
• DownholeTilt
• Microseismic
• Hybrid – Tilt & Microseismic
Improved Production & Recovery
Reservoir Monitoring
• Tilt
• Passive Seismic
• Precision GPS
• InSAR
Consulting Services
• Wellsite Engineering
• Field Development

CARBO

Everyday 3.0 million lbs of our ceramics are pumped on frac jobs We execute ~ 70% of all frac mapping jobs Our FracproPT software is used on ~ 40% of the world’s frac designs We monitor oil & gas reservoirs, mines, dams, bridges, and other civil projects throughout the world Tiltmeters, passive seismic, GPS, InSAR, and fiber optics Our Consulting Services personnel work on projects around the world, to help E&P Operators successfully implement technology that helps improve production and recovery of oil & gas

CARBO Revenue and Margins $0 $50 $100 $150 $200 $250 $300 $350 2000 2001 2002 2003 2004 2005 2006 2007 0 5 10 15 20 25 30 35 Revenue Operating Margin % Rev $M %

CARBO Sustaining Future Growth • Be in high value business segments and go where the activity is in the world • Maintain leadership in market share position • Maintain leadership in people, technology, quality, and innovation

CARBO The Frac Market Keeps Growing Worldwide Source: Spears & Associates estimates 9.8 13.2 18.0 19.9 21.2 $5 $10 $15 $20 $25 2004 2005 2006 2007 2008 The Growing Frac Market Est Market Size ($ Bln) • The frac market continues to be one of the largest and fastest growing segments in the oilfield • Most natural gas wells and a lot of oil wells are uneconomic without fracturing • CARBO uniquely provides value through two primary technology applications – Ceramic proppant has higher conductivity than any other proppant. CARBO is the technology & quality leader. – Pinnacle services provide E&P operators the value-adding technology to maximize production, recovery, and economics

CARBO Worldwide Revenue & Drilling Activity $0 $50 $100 $150 $200 $250 $300 $350 $400 2000 2001 2002 2003 2004 2005 2006 2007 Q1-08 0 300 600 900 1,200 1,500 1,800 2,100 2,400 Other Intl Canada U.S. Int’l Rig Count Canada Rig Count U.S. Rig Count Rev $M Drilling Rigs Source: Baker Hughes Rigcount

CARBO Sustaining Future Growth • Be in the high value business segments and go where the activity is • Maintain leadership in market position • Maintain leadership in people, technology, quality, and innovation

Global Market Leadership

Ceramic Market Share – 2007
2.65 Bln Lb Market


CARBO
Russian Suppliers
Saint Gobain
Curimbaba
Others
11%
11%
16%
34%
28%

Pinnacle Services – Market Position

- **Frac Design. FracproPT** is the most widely used fracture design software in the industry
- **Fracture Mapping** market share likely over **70%** in 2007
  - Only fracture mapping provider utilizing tilt meter and microseismic technology
  - Leaders in data gathering, interpretation, and visualization
- **Reservoir Monitoring** is growing
  - Projects on several continents
  - Utilizing Tiltmeter, Fiber Optics, Precision GPS, InSAR, and passive seismic technologies
- **Consulting and Engineering services**
  - E&P recognized value of our technically talented and experienced people

CARBO

Worldwide data - Source: Company estimates and PropTesters, Inc. 2007 Proppant Market Study

CARBO CARBO Proppant Sales 1979-2007 Lbs (M) 0 200 400 600 800 1,000 1,200 79 808182 8384 85 86 878889 909192 93 94 9596 979899 ‘00’01’02’03’04’05’06’07’08 CAGR – 19% 7.9 Billion Lbs and Counting...

CARBO Sustaining Future Growth • Be in the high value business segments and go where the activity is • Maintain leadership in market position • Maintain leadership in people, technology, quality, and innovation

CARBO CARBO People and Places 17 Nationalities Represented Product/Services Sold in 49 Countries Canadian American Ecuadorean Jamaican Venezuelan Russian Chinese Japanese Korean Indonesian Algerian British Dutch French German Iranian Indian

Deformation – Movement • Tilt (Surface and Downhole) • GPS • InSAR Acoustic • Passive Micro Seismic Fiber Optics • Temperature Interpretation • Engineers and Geoscientist • Experience • Integrated Approach Broadest Mapping and Reservoir Monitoring Technologies in the Industry

Broadest Product Line – Best Economic Conductivity

Well Depths

Shallow

CARBOHYDROPROP	New lightweight ceramic proppant developed for the growing slickwater fracturing market
CARBOECONOPROP	Economic lightweight ceramic proppant for use in shallower wells
CARBOLITE	The highest conductivity ceramic proppant to 10,500 psi stress. Period.
CARBOPROP	Intermediate strength ceramic proppant for moderate depth wells
CARBOHSP	Highest strength ceramic proppant for use in deep wells

Deep

CARBO

Economic Conductivity - The Value Ladder



Conductivity
Cost per Ft3
In the Frac
Strength
Well Depths
Shallow
Deep
Proppant
Cost per FT3
Less
More
CARBOHYDROPROP
CARBOECONOPROP
CARBOLITE
CARBOPROP
CARBOHSP

Lightweights – CRR Only

- 17%+ more volume per Lb than Heavyweights
- 83 Lbs EP = 100 Lbs ISP
- Client Choice: LW's offer a Larger Propped Frac or Less $/Ft3

Heavyweights

- Competition exists

CARBO

CARBO Product and Service Innovation • CARBOHYDROPROP • New lightweight ceramic proppant focused on the market for the growing slickwater fracturing market • Provides an economically attractive alternative to resin coated sand, with much higher conductivity • 40-80 mesh for transportability and ease of placement • New Reservoir Monitoring services • Fiber Optics measuring reservoir parameters • Microseismic data management of Heavy Oil reservoirs • CO2 injection field monitoring • Applied Geomechanics purchase • We now provide the broadest technical solutions for monitoring Geotechnical projects (Tiltmeters, passive seismic, GPS, InSAR, fiber optics, vibrating wire)

CARBO Summary • Our businesses provide value worldwide, to a fast growing industry segment – fracturing • We have market share leadership in all of our business segments • We have technology leadership that is based on improving well production and increasing the ultimate oil & gas recovery • Our financial strength is very good – strong margins and cash generation, with no debt • Our people are the best in the industry – they make the future exciting